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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 23, 2003
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        Attached as Exhibit 99 is our Fourth Quarter 2002 Earnings Release. Other information that will be disclosed on the earnings call will be:

  •
  More than twenty percent of revenue for the 4th quarter ("Q4 2002") was derived from new products;

  •
  FICON sales represented more than 10 percent of total revenue in Q4 2002;

  •
  We recently expanded our OEM and reseller partnerships by adding StorageTek and Dell;

  •
  SANavigator 3.5 became available in December 2002;

  •
  Our unique solutions allowed us to attain more than 150 competitive wins in Q4 2002;

  •
  Total port count increased approximately 25 percent sequentially in Q4 2002;

  •
  Hitachi Systems also had a record quarter, up over 28 percent in dollars from Q3 2002;

  •
  Total international revenues comprised approximately 42 percent of total revenue in Q4 2002;

  •
  Deferred revenue balance grew to $20.5 million in Q4 2002;

  •
  DSO (days sales outstanding) were 64 days in Q4 2002;

  •
  Inventory turns were 23.6 in Q4 2002;

  •
  Operating cash flow was positive in Q4 2002 at approximately $11.0 million;

  •
  Capital expenditures in Q4 2002 were 3.3 million;

  •
  We expect gross margins to be in the low 50 percent range in Q1 2003;

  •
  We expect SG&A to be between $28 and $29 million in Q1 2003;

  •
  R&D is expected to be in the range of $17 to $18 million in Q1 2003; and

  •
  Net interest income will be approximately $1.5 million in Q1 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President of Corporate Development, General Counsel and Secretary

Dated: January 23, 2003

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  Item 5. Other Events
SIGNATURE